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                                                                     Exhibit 4.3


                                                                  EXECUTION COPY

                                  $200,000,000

               CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

                          9-3/4% SENIOR NOTES DUE 2012
                          REGISTRATION RIGHTS AGREEMENT

                                                                  April 14, 2004

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
c/o Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, New York  10010-3629

Dear Sirs:

            Introductory. Consolidated Communications Illinois Holdings, Inc. ("Illinois Holdings"), a company incorporated under the laws of Delaware, and Consolidated Communications Texas Holdings, Inc. ("Texas Holdings" and together with Illinois Holdings, the "Issuers"), a company incorporated under the laws of Delaware, propose, subject to the terms and conditions stated in a purchase agreement dated as of April 2, 2004 (the "Purchase Agreement"), to severally issue and sell to the several initial purchasers named in Schedule A thereto (the "Initial Purchasers") U.S.$200,000,000 principal amount of their 9-3/4% Senior Notes due 2012 (the "Initial Securities") to be issued under an Indenture to be dated as of the date hereof (the "Indenture"), among Illinois Holdings, Texas Holdings, Hombase Acquisition, LLC (the "Parent"), a limited liability company organized under the laws of Delaware and Wells Fargo Bank, National Association, as Trustee (the "Trustee").

            On the Issue Date (as defined below), each Issuer will be a direct, wholly-owned subsidiary of the Parent. The Parent will provide a limited, non-recourse guarantee (the "Parent Guarantee") of the several obligations of the Issuers with respect to the Initial Securities, which guarantee will be limited in recourse to a second priority pledge of the common stock of the Issuers, pursuant to the terms provided in the Pledge and Guarantee Agreement to be dated as of the date hereof (the "Pledge and Guarantee Agreement") by and among Parent, Citicorp North America, Inc., as collateral agent for the first priority secured parties, and Wells Fargo Bank, N.A., as collateral agent for the second priority secured parties. Illinois Holdings' obligations with respect to the Initial Securities will also be guaranteed by Texas Holdings on a senior unsecured basis (the "Texas Holdings Cross Guarantee"), and Texas Holdings' obligations with respect to the Initial Securities will also be guaranteed by Illinois Holdings on a senior unsecured basis (the "Illinois Holdings Cross Guarantee"). The Parent Guarantee, the Texas Holdings Cross Guarantee, and the Illinois Holdings Cross Guarantee are herein referred to collectively as the "Note Guarantees," and each such guarantor, a "Guarantor." The Issuers and the Guarantors are herein collectively referred to as the "Company," and the obligations of the Company hereunder are the several obligations of the Issuers and the Guarantors (other than Parent).

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            As an inducement to the Initial Purchasers to enter into the
Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the "Holders"), as follows:

            1. Registered Exchange Offer. The Company shall use its reasonable best efforts to, at its own cost, prepare and, not later than 195 days after (or if the 195th day is not a business day, the first business day thereafter) the date of original issue of the Initial Securities (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the "Exchange Securities") of the Issuers issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days (or if the 270th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities and shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective for a period of 10 business days (or longer, if that would be advisable in the Company's determination or if required by applicable law including pursuant to any applicable interpretation by the Commission) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

            If the Company commences the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer no longer than 30 days after the commencement thereof, provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

            Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall use its reasonable best efforts to promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law, policy or interpretation of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any material limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

            The Company and the Initial Purchasers acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information as set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section or similarly titled sections, and (c) Annex C hereto in the "Plan of Distribution" section, or similarly titled section, of such prospectus in connection

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with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

            The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(h) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

            If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuers, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuers issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities."

            In connection with the Registered Exchange Offer, the Company shall use its reasonable best efforts to:

            (a) mail or cause to be mailed to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 10 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

            (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply with all applicable laws in all material respects.

            As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

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            (x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

            (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

            (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

            The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

            Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

            Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of either Issuer, or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities, and (vi) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

            Notwithstanding any other provisions hereof, the Company will use its reasonable best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, on the date it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include, as of the consummation of the Registered Exchange Offer, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 300 days of the Issue Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the

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Registered Exchange Offer and held by it following consummation of the
Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer as a result of any applicable law or interpretation thereof or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange, the Company shall take the following actions:

            (a) The Company shall, at its cost, use its reasonable best efforts to, as promptly as reasonably practicable file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective within 300 days after the Issue Date a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder and furnishes to the Issuers as soon as practicable in writing the information specified in Item 507 or 508 of Regulation S-K, as applicable, for use in connection with any Shelf Registration Statement, prospectus or preliminary prospectus and furnishes to the Issuers promptly any additional information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading (collectively, the "Holder Information").

            (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be used by the Holders of the relevant Securities, for a period of two years (from the Issue Date or for such longer period if extended pursuant to Section 3(h) below) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that requisite period, except if (i) such action is required by applicable law, (ii) its board of directors determines, in good faith, a bona fide business purpose exists or is pending which makes such suspension necessary, or (iii) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and its board of directors determines, in good faith, that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to terms thereof; provided that Additional Interest (as defined in Section
      6) shall accrue with respect to the events described in clause (ii) or
      (iii) in accordance with Section 6(b). The time period during which a Shelf Registration Statement may be suspended pursuant to this Section 2(b) is referred to as a "Suspension Period."

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a mate-

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      rial fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" and the "Purpose of the Exchange Offer" sections or similarly titled sections and in Annex C hereto in the "Plan of Distribution" section, or similarly titled section, of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"); and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders and the other Holder Information pursuant to Section 2(a).

            (b) The Company shall advise the Initial Purchasers, the Holders of the Securities who propose to sell Securities pursuant to a Registration Statement and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                  (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or
            supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

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                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus included therein in order that the Registration Statement or the prospectus, in each case, other than with respect to information included therein upon or in conformity with the Holder Information, do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

            (c) The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement except if it occurs during a Suspension Period.

            (d) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

            (e) The Company shall deliver during the Exchange Offer Registration Period to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto, by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

            (f) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and regis-

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      tered in such names as the Holders may request in writing at least three business days prior to the Closing Date of any sales of the Securities pursuant to such Registration Statement.

            (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement (except during a Suspension Period), the Company shall use its reasonable best efforts to promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies, as applicable, the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with Section 2(b) or paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus and will discontinue disposition of such Transfer Restricted Securities until such Holder receives copies of the supplemented or amended prospectus contemplated by this paragraph or until advised in writing by the Company that the use of the applicable prospectus may be resumed, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above or the Exchange Offer Registration Statement provided for in Section 1 above, as applicable, shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(h) or the receipt of written advice from the Company that no supplement or amendment to the prospectus is required to resume use of the prospectus.

            (i) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

            (j) The Company will comply with all rules and regulations of the Commission in all material respects so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

            (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

            (l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such Holder Information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Company may exclude from

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      such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

            (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and use its reasonable best efforts to take all such other action, if any, as Holders of a majority in aggregate principal amount of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

            (n) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection at the location where they are normally kept and during normal business hours by the Holders of a majority in aggregate principal amount of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) use its reasonable best efforts to cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Securities or any such underwriter, attorney, accountant or agent (an "Inspector") in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the Inspector shall first agree in writing with the Company that any information received pursuant to this Section 3(n) that is designated reasonably and in good faith by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector unless (a) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (b) disclosure of such information is required by law (including any disclosure requirements of the federal securities in connection with the filing of such Registration Statement or the use of any prospectus), (c) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Inspector or (d) such information becomes available to such Inspector from a source other than the Company and such source is not known, after due inquiry, by such Inspector or the relevant Holders to be bound by a confidentiality agreement; provided further that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof and any such confidential information shall be available from such representative to such Holders only so long as the Holder agrees to be bound by such confidentiality agreement.

            (o) In the case of any Shelf Registration, the Company, if requested by Holders of a majority in aggregate principal amount of Securities covered thereby, shall use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Securities in customary form and covering matters customarily covered in similar transactions addressed to the Selling Holders and the managing underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement, (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the managing underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

            (p) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

            4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (excluding the fees and expenses of counsel for the Initial Purchasers and any Holders incurred in connection with the Registered Exchange Offer) and shall bear or reimburse the Initial Purchasers and the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in aggregate principal amount of the Initial Securities covered pursuant to the Shelf Registration Statement to act as counsel for the Holders of the Initial Securities in connection therewith, which counsel shall be reasonably acceptable to the Company. Except as set forth in the preceding sentence, each Initial Purchaser and Holder shall pay all expenses of its counsel, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Initial Purchaser's or Holder's Securities pursuant to the Shelf Registration Statement.

            5. Indemnification. (a) Each of the Issuers, jointly and severally, will indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) none of the Issuers shall be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Holder for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the

Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Issuers had previously furnished copies thereof to such Holder or Participating Broker-Dealer and the prospectus would have cured the defect giving raise to such losses, claims, damages or liabilities; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuers may otherwise have to such Indemnified Party. The Issuers shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

            (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuers, their officers, directors, affiliates, employees and representatives and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which any of the Issuers or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Holder for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuers for any legal or other expenses reasonably incurred by the Issuers or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuers or any of its controlling persons.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the claim or the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpabil-ity or a failure to act by or on behalf of any indemnified party. An indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that with respect to clauses (ii) through (iv) of this sentence, the indemnifying party shall not, in connection with any one such action or claim or separate but substantially similar actions or claims arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties hereunder, including you, except to the extent that local counsel is required in order to effectively defend against such action or claim. Each indemnified party shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim.

            (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and a Holder, on the other, with respect to such offering and sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Securities (before deducting expenses) received by the Issuers as set forth on the cover page of the Offering Circular, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Securities, Exchange Securities or Private Exchange Securities, as the case may be, on the other. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers.

            (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

            6. Additional Interest Under Certain Circumstances. (a) The Issuers shall pay additional interest ("Additional Interest") with respect to the Initial Securities as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein referred to as a "Registration Default"):

            (i) if on or before the 195th day after the Issue Date, neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission;

            (ii) if the Registered Exchange Offer is not consummated on or before the 300th day after the Issue Date (other than in the event the Company files a Shelf Registration Statement in lieu thereof); or

            (iii) if required to be filed pursuant to the terms hereof, (A) the Shelf Registration Statement is not declared effective on or before the 300th day after the Issue Date, (or, in the event that a Shelf Registration Statement is required to be filed as a result of any change in applicable interpretations of the staff of the Commission pursuant to
      Section 2(i) hereof, if later, on or before the 90th day after publication of such change), or (B) during the time the Issuers are required to use its reasonable best efforts to keep the Shelf Registration Statement in effect (other than as provided in Section 2(b) and 6(b)), the Issuers shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement for more than 30 days in the aggregate in any consecutive twelve-month period.

            Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate (a) prior to the 91st day of such period (for so long as such period is continuing), of 0.25% per annum and (b) thereafter (for so long as such period is continuing), increasing by a rate of 0.25% per annum during each successive 90 day period that such Registration Default shall continue. Additional Interest shall cease to accrue on the date that all Registration Defaults are cured.

            Any such Additional Interest shall not exceed the respective rates for such respective period, and shall not in any event exceed 1.0% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing.

            (b) A Registration Default referred to in Section 6(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) the Company issues a notice of a Suspension Period relating to the events described in clauses (ii) or (iii) of Section 2(b); provided, however, that in the case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the 31st day after such Registration Default has occurred until such Registration Default is cured.

            (c) Any amounts of Additional Interest due pursuant to clause (i),
(ii) or (iii) of Section 6(a) above will be severally payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. Notwithstanding the above, to the extent a Registration Default occurs solely as a result of a Holder who fails to make the representations set forth under the penultimate paragraph of Section 1 or fails to provide the Holder Information pursuant to Section 2(a), such Holder shall not be entitled to Additional Interest.

            (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for resale pursuant to Rule 144 without volume restriction, if any.

            7. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will use its reasonable best efforts to take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

            8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

            No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            9. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in aggregate principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

            (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

            (2) if to the Initial Purchasers;

                Credit Suisse First Boston LLC
                Eleven Madison Avenue
                New York, NY  10010-3629
                Fax No.: (212) 325-8278
                Attention: Transactions Advisory Group

            with a copy to:

                Cahill Gordon & Reindel LLP
                80 Pine Street
                New York, NY  10005
                Fax No.: (212) 269-5420
                Attention: Gary Brooks, Esq.

            (3) if to the Company, at the address as follows:

                Homebase Acquisition, LLC
                121 South 17th Street
                Mattoon, IL  61938-3987
                Attention: Vice President, Finance

            with a copy to:

                King & Spalding LLP
                1185 Avenue of the Americas
                New York, NY 10036
                Fax No.: (212) 556-2222
                email: agendzier@kslaw.com
                Attention: Alex Gendzier, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            (d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

            (e) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                         Very truly yours,

                                         CONSOLIDATED COMMUNICATIONS ILLINOIS
                                         HOLDINGS, INC., as an Issuer on a
                                         several, and not joint, basis and as a
                                         Guarantor

                                         By: /s/ Robert J. Currey
                                             -----------------------------------
                                             Name:  Robert J. Currey
                                             Title: President and Chief
                                                    Executive Officer

                                         CONSOLIDATED COMMUNICATIONS TEXAS
                                         HOLDINGS, INC., as an Issuer on a
                                         several, and not joint, basis and as a
                                         Guarantor

                                         By: /s/ Robert J. Currey
                                             -----------------------------------
                                             Name:  Robert J. Currey
                                             Title: President and Chief
                                                    Executive Officer

                                         HOMEBASE ACQUISITION, LLC,
                                         as the Guarantor

                                         By: /s/ Robert J. Currey
                                             -----------------------------------
                                             Name:  Robert J. Currey
                                             Title: President and Chief
                                                    Executive Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
By:  Credit Suisse First Boston LLC

      By: /s/ Edward Yorke
          -------------------------------
          Name:  Edward Yorke
          Title: Managing Director

                                                                  EXECUTION COPY

                                                                         ANNEX A

            Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                  EXECUTION COPY

                                                                         ANNEX B

            Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                  EXECUTION COPY

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

            Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until      , 200 , all
dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

            The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

            For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                  EXECUTION COPY

                                                                         ANNEX D

[__] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                        Name:    _______________________________________
                        Address: _______________________________________
                                 _______________________________________

            If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.